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                                                                    EXHIBIT 4.14


                              CERTIFICATE OF TRUST

                                       OF

                         W. R. Berkley Capital Trust III

     This Certificate of Trust of W. R. Berkley Capital Trust III (the "Trust"), dated as of March 22, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.).

     1. Name. The name of the business trust formed hereby is "W. R. Berkley Capital Trust III".

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711,
Attention: Corporate Trust Department.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.



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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                     THE BANK OF NEW YORK,
                                     as Property Trustee

                                     By: /s/ Geovanni Barris
                                         ------------------------------
                                         Name:  Geovanni Barris
                                         Title: Vice President

                                     THE BANK OF NEW YORK (DELAWARE),
                                     as Delaware Trustee

                                     By: /s/ Michael Santino
                                         ------------------------------
                                         Name:  Michael Santino
                                         Title: Senior Vice President

                                     Administrative Trustee

                                     /s/ Ira S. Lederman
                                     ----------------------------------
                                     Ira S. Lederman, not in his individual
                                     capacity but solely as trustee of the
                                     Trust


                                     Administrative Trustee

                                     /s/ Eugene G. Ballard
                                     ----------------------------------
                                     Eugene G. Ballard, not in his
                                     individual capacity but solely as
                                     trustee of the Trust